Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    --------





We consent to the incorporation by reference in the registration statement of AT&T Corp. (the "Company") on Form S-8 of our report dated January 26, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Current Report on Form 8-K dated March 2, 1998.




                            COOPERS & LYBRAND L.L.P.



New York, New York
March 3, 1998